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Exhibit 11:

            Statement Regarding Computation of Earnings Per Share

                            DYERSBURG CORPORATION

                                         Fiscal Year Ended              Nine Months Ended
                            ------------------------------------------ -------------------
                              October 1,  September 30,  September 28,  June 29,   July 5,
                                 1994         1995           1996         1996      1997
                            ------------------------------------------ -------------------
                                         (in thousands, except per share data)
Average shares outstanding      14,010       14,196         13,643       13,905    13,135
                            ========================================== ===================
Net income                     $10,348      $ 6,560        $ 8,400      $ 4,605   $ 7,946
                            ========================================== ===================
Net income per share             $0.74        $0.46          $0.62        $0.33     $0.60
                            ========================================== ===================
